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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-69533, 333-81201 and
333-93649) and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-
69421 and 333-78311) of Encompass Services Corporation of our report dated February 17, 1998, relating to the financial statements of Crest International, LLC, which appears in this Current Report on Form 8-K/A of Encompass Services Corporation. Effective July 1, 1999, Shinners, Hucovski & Company, S.C. merged with Schenck & Associates, SC.

/s/ Schenck & Associates, SC

Schenck & Associates, SC
Green Bay, Wisconsin
April 17, 2000